EXHIBIT 10.2

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this "Agreement") is made and entered into as of the 8th day of December, 2014 (the "Effective Date"), by and between Cloud Security Corporation, a Nevada corporation (the "Company"), on the one hand, and Safa Movassaghi ("Consultant") (collectively, the “Parties”) on the other hand.

R E C I T A L S

A.          WHEREAS, the Company desires to have Consultant provide certain software development consulting services, as described in Schedule “A” of this Agreement, pursuant to the terms and conditions of this Agreement.

B.          WHEREAS, Consultant desires to perform, and the Company is willing to have Consultant perform, such services as an independent contractor to the Company.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto hereby agree as follows:

AGREEMENT

1.          SERVICES. Consultant agrees to serve in the capacity of an independent contractor and shall provide software development services to the Company as set forth in Schedule “A” attached hereto and incorporated by reference herein (“Services”). The Company acknowledges that Consultant will limit its role under this Agreement to that of a consultant. Consultant hereby agrees to utilize its best efforts in performing the Consulting Services.

2.          TERM. The term of this Agreement shall commence as of the Effective Date and shall thereafter continue for six (6) months. It is understood that either party may terminate this Agreement upon no less than fifteen (15) days written notice unless terminated earlier in accordance with its terms.

3.          CONSIDERATION.

3.1          COMPENSATION. As compensation for the performance of the Services, the Company shall pay Consultant $81,000 as settlement of claims for accrued back pay owed by Company to Consultant.

3.2          RELEASE. In connection with this agreement, Consultant agrees to release, acquit and discharge the Company and its partners, associates, predecessors, subsidiaries, successors, assigns, heirs, employees, agents, officers, directors, past and present, and attorneys, past and present, from any and all claims, fees, penalties, demands, sums of money, actions, rights, debts, suits, expenses, attorneys’ fees and costs, investigation fees and costs, damages and liabilities of any nature, type and description, known or unknown which were or might have been made, pertaining to, or arising out of any wage, salary or back pay claims.

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3.3          CIVIL CODE SECTION 1542 WAIVER. CONSULTANT ACKNOWLEDGES THAT THEY HAVE BEEN ADVISED BY INDEPENDENT LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISION OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release which, if known by him, must have materially affected his settlement with the debtor.

CONSULTANT EXPRESSLY WAIVES AND RELINQUISHES ANY AND ALL RIGHTS OR BENEFITS THEY MAY HAVE UNDER, OR WHICH MAY BE CONFERRED UPON THEM BY THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, AND DOES SO TO THE FULLEST EXTENT POSSIBLE UNDER THE LAW.

4.          EXPENSES. The Company shall reimburse Consultant for any reasonable expenses incurred by Consultant in performing the Services subject to Consultant providing receipts or other documentation that evidences such expenses.

5.          TERMINATION. Either party hereto shall have the right to terminate this Agreement in the event of a breach by the other party if such breach continues uncured for a period of five (5) days after the breaching party is given written notice thereof by the non-breaching party. Notwithstanding the foregoing sentence, the Company may immediately terminate this Agreement upon notice to Consultant if Consultant breaches any provision of Section 7 below. The election by the Company to terminate this Agreement shall not be deemed an election of remedies, and all other remedies provided by this Agreement or available at law or in equity shall survive any such termination.

6.          RELATIONSHIP OF PARTIES.

6.1          INDEPENDENT CONTRACTOR. Consultant is an independent contractor and is not an agent, partner or employee of the Company. Consultant shall perform the Services under the general direction of the Company, but Consultant shall determine, in Consultant's sole and exclusive discretion, the manner and means by which the Services are accomplished, subject to the requirement that Consultant shall at all times comply with applicable law.

6.2          EMPLOYMENT TAXES AND CONTRIBUTIONS. Consultant shall report as income all compensation received by Consultant under this Agreement. The Company shall not withhold any federal, state or local taxes or make any contributions on behalf of Consultant relating to the compensation received by Consultant under this Agreement.

6.3          NO BENEFITS. Because Consultant is engaged as an independent contractor and not as an employee of the Company, the Company shall not provide Consultant with any form or type of benefits, including, but not limited to, health, life or disability insurance.

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7.          CONFIDENTIAL INFORMATION.

7.1          "CONFIDENTIAL INFORMATION". For purposes of this Agreement, the term "Confidential Information" shall include, but not be limited to (i) information concerning the operation, business and finances of the Company and the Company's affiliates, (ii) the identity of customers and suppliers of the Company and the Company's affiliates, (iii) techniques and processes known or used by the Company and the Company's affiliates, and (iv) other information and trade secrets which are of great value to the Company and the Company's affiliates, which information and trade secrets are generally not known other than by the Company and the Company's affiliates.

7.2          MAINTENANCE OF CONFIDENTIALITY. Consultant acknowledges that maintaining the confidentiality of all Confidential Information is critically important to the Company and that Consultant has a fiduciary duty to maintain the confidentiality of the Confidential Information. In addition, Consultant understands that his agreement to maintain the confidentiality of all Confidential Information is a material inducement to the Company in executing this Agreement.

7.3          NO USE OR DISCLOSURE. Without the Company's prior written consent in each instance, Consultant agrees not to use or disclose, directly or indirectly, any Confidential Information in any manner, at any time, other than as expressly required by the Company in connection with the services Consultant performs under this Agreement.

7.4          RESTRICTION ON REMOVAL AND DUPLICATION. Consultant agrees not to remove, reproduce, summarize or copy any Confidential Information except as expressly required by the Company in connection with the performance of his Services under this Agreement. Consultant agrees to return immediately all Confidential Information (including any copies thereof) to the Company (i) once such Confidential Information is no longer required for Consultant to perform its services for the Company, (ii) when this Agreement expires or is earlier terminated under any circumstances whatsoever or (iii) whenever the Company may otherwise require that such Confidential Information be returned.

7.5          RETURN OF DOCUMENTS. Consultant agrees that all manuals, documents, files, media storage devices, reports, studies and other materials used or developed by the Company, whether are not deemed Confidential Information, are solely the property of the Company and that Consultant has no right, title or interest therein. Upon the expiration or earlier termination of this Agreement or whenever requested by the Company, Consultant shall promptly deliver such property in his possession to the Company.

7.6          SURVIVAL. The covenants and agreements of Consultant contained in this Section 7 shall be deemed to be effective as of the date such person first acquired knowledge of any Confidential Information and shall survive the expiration or earlier termination of this Agreement.

7.7          INJUNCTIVE AND OTHER EQUITABLE RELIEF. Consultant acknowledges that his breach of any provision of this Section 7 will cause the Company great and irreparable harm, for which it will have no adequate remedy at law, and that, in addition to all other rights and remedies the Company may have, the Company shall be entitled to injunctive and other equitable relief to prevent a breach or continued breach of the provisions of this Section 7.

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8.          ARBITRATION. In the event of a dispute related to or arising from the terms of this Agreement such dispute shall be resolved before the American Arbitration Association in Orange County, California.

9.          GENERAL.

9.1          ASSIGNMENT. Consultant shall not assign Consultant’s rights or delegate Consultant's duties under this Agreement either in whole or in part without the prior written consent of the Company. The Company shall have the right to assign its rights and delegate its duties under this Agreement in whole or in part without the consent of Consultant.

9.2          GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

9.3          ATTORNEYS' FEES. If any litigation, arbitration or other legal proceeding relating to this Agreement occurs between the parties hereto, the prevailing party shall be entitled to recover (in addition to any other relief awarded or granted) its reasonable costs and expenses, including attorneys' fees and costs incurred in such litigation, arbitration or proceeding.

9.4          SEVERABILITY. If any provision of this Agreement is determined to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, then to the extent necessary to make such provision or this Agreement legal, valid or otherwise enforceable, such provision shall be limited, construed or severed and deleted from this Agreement, and the remaining portion of such provision and the remaining other provisions hereof shall survive, remain in full force and effect and continue to be binding, and shall be interpreted to give effect to the intention of the parties hereto insofar as that is possible.

9.5          NOTICES. All notices, requests and other communications hereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or professional messenger service), or sent by facsimile, electronic transmission or mailed first class, postage prepaid, by certified mail, return receipt requested, in all cases, addressed to:

COMPANY:

Name:	Cloud Security Corporation

Address:	4590 MacArthur Blvd.
Suite 500
Newport Beach, California 92660
Email:

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CONSULTANT:

Name:	Safa Movassaghi

Address:	P.O. Box 4906
Mission Viejo, CA 92690

Email:

All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgement or other evidence of actual receipt or delivery to the address. Any party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional person to which all such notices or communications thereafter are to be given.

9.6          ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, written or oral, between them concerning such subject matter.

9.7          AMENDMENT, MODIFICATION AND WAIVER. This Agreement and its provisions may not be amended, modified or waived except in a writing signed by Consultant and the Company.

9.8          CONSTRUCTION. The normal rule of construction that an agreement shall be interpreted against the drafting party shall not apply to this Agreement. In this Agreement, whenever the context so requires, the masculine, feminine or neuter gender, and the singular or plural number or tense, shall include the others.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first set forth above.

“COMPANY”

Cloud Security Corporation

/s/ Ira Lebovic

By: Ira Lebovic

Its: Director

“CONSULTANT”

Safa Movassaghi

/s/ Safa Movassaghi

By: Safa Movassaghi

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SCHEDULE “A”

DESCRIPTION OF CONSULTING SERVICES

Consultant shall perform the following services pursuant to the terms of this Agreement:

(1) Provide software development consulting services and associated services, including but not limited to:

(a) advising on the software development and optimization of the Company’s proprietary cloud computing technology; and

(b) other matters as requested by the Board of Directors of the Company.

The above services will be further defined and delineated by the Company’s management from time to time as necessary.

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